UNITED STATES
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Orthofix International N.V.
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Contact:	Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(617) 912-2903

Orthofix International Files Preliminary Statement
in Opposition to Ramius Consent Solicitation

Board Unanimously Supports Execution of Current Strategic Plan;
Affirms Support for Blackstone and Spinal Business

BOSTON, December 23, 2008 – Orthofix International N.V. (NASDAQ: OFIX) (the Company) announced today that the Company has filed a preliminary solicitation statement in opposition with the Securities and Exchange Commission (SEC), opposing Ramius Capital’s consent solicitation and reaffirming the Board of Directors’ commitment to the Company’s strategic plan and the Blackstone spine business.

The Orthofix Board opposes the consent solicitation submitted by Ramius, which requests that Orthofix convene a special meeting of shareholders. The Board believes that the Company and its Blackstone division have undertaken a prudent and achievable strategic plan, and that the Ramius intervention would elevate the dissidents’ short-term interests above the interests of shareholders as a whole. The Board further believes the Ramius effort is an undue distraction to the Company, and would damage shareholder value.

Orthofix urges all shareholders to refrain from taking any action (including returning any consent card sent by Ramius) until they have the chance to review Orthofix’s solicitation statement in opposition, which shareholders will receive shortly. The solicitation statement in opposition will contain further information about why the Company and Board oppose Ramius’ consent solicitation, and why the Company is convinced that the best way to maximize shareholder value is to continue implementing the existing strategic plan under the governance of the current Board of Directors.

“The Board of Directors has unanimously affirmed the strategic plan, placing our strong support behind the Company’s management team, the Blackstone business and the commitment to a spine strategy as a core business driver,” said James F. Gero, Chairman of the Orthofix Board of Directors. “The Company has strengthened its spine implant leadership and implemented meaningful changes to the Blackstone business. As a result of these changes, in recent weeks the Company has announced significant progress. We believe Ramius threatens to disrupt that progress, particularly during this current period of unprecedented turbulence in the global economy.”

On December 15th, Orthofix announced that the Company and its partner, the Musculoskeletal Transplant Foundation (MTF), had achieved a major milestone in their efforts to develop a stem cell-based allograft. The Company believes this pivotal accomplishment makes the full commercialization of the new tissue form likely by June 2009, ahead of its original schedule. The company also began the limited market release of two new products, the Firebird™ pedicle screw system and the PILLAR™ SA interbody device, both of which are expected to be launched in the first quarter of 2009. The Company believes that these and other planned new product introductions have created an improved outlook within the Company's network of independent U.S. spine distributors. Additionally, following favorable changes to the Blackstone leadership structure, the Company has taken steps to rationalize expenditures and improve supply chain efficiencies. On December 17th, the Company announced that it would make a $10 million partial debt repayment, ahead of the scheduled maturity date, which will increase the Company’s flexibility in executing its operating plan. This debt prepayment reflects confidence on the part of management and the Board in the improved performance expected at Blackstone in 2009.

“The Board believes that Blackstone is a key component in the future of Orthofix,” continued Gero. “We believe the Ramius proxy effort ignores the significant progress being made in executing the strategic plan. Particularly in this current economic climate, we believe Ramius’ short-sighted plans indicate an inaccurate and incomplete understanding of our business and our markets and present a danger to shareholder value.”

About Orthofix

Orthofix International, N.V., a global medical device company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages-helping them achieve a more active and mobile lifestyle. Orthofix's products are widely distributed around the world to orthopedic surgeons and patients via Orthofix's sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, Rutgers University, the Cleveland Clinic Foundation, Texas Scottish Rite Hospital for Children and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.
Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.

Important Additional Information

Ramius Capital and certain of its affiliates have filed a preliminary proxy statement with the SEC to solicit written requests from shareholders of Orthofix to call a special general meeting of shareholders for the purpose of making changes to the composition of Orthofix’s board of directors.  Orthofix has filed with the SEC a preliminary proxy statement in connection with its intent to solicit written requests from shareholders in opposition to Ramius’ solicitation.  If Orthofix holds a special general meeting at Ramius’ and other shareholders’ request, Orthofix intends to file with the SEC, and distribute to shareholders, a proxy statement opposing proposals made by Ramius.  SHAREHOLDERS ARE URGED TO READ ORTHOFIX’S DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and shareholders may obtain (when they are available) a free copy of proxy statements filed with the SEC by Orthofix at the SEC’s website at www.sec.gov or by contacting Georgeson, 199 Water Street, 26th Floor, New York, NY 10038 or by calling (212) 440-9800 (bankers and brokers) or toll-free (800) 323-4133 (all others).

Orthofix International N.V. and its directors and officers may be deemed to be participants in the solicitation of consent revocations from shareholders of Orthofix, or the solicitation of proxies in connection with a special general meeting of shareholders, if such a meeting is called.  Information regarding the names of Orthofix’s directors and their respective interests in Orthofix by security holdings or otherwise is set forth in Orthofix’s proxy statement relating to the 2008 annual general meeting of shareholders, which may be obtained free of charge at the SEC’s website at www.sec.gov and Orthofix’s website at www.orthofix.com.  More current information regarding such directors and officers and their respective interests in Orthofix by security holdings or otherwise will be set forth in the definitive proxy statement materials to be filed with the SEC and distributed to shareholders by Orthofix described above.